Exhibit 8.1

List of Subsidiaries as of February 11, 2021

Globant España S.A. (sociedad unipersonal)	Spain	100% Globant S.A.
Software Product Creation S.L.	Spain	52.28% Globant España S.A. (sociedad unipersonal)
47.72% Globant S.A.
Avanxo Servicios Informáticos España S.L. (f.k.a. Avanxo (Bermuda) Limited)	Spain	100% Globant España S.A (sociedad unipersonal)
Belatrix Global Corporation S.A.	Spain	100% Globant España S.A. (sociedad unipersonal)
Grupo Assa Worldwide S.A	Spain	100 % Globant España S.A. (sociedad unipersonal)
BlueCap Management Consulting S.L.	Spain	100 % Software Product Creation S.L.
Globant France S.A.S.	France	100% Globant S.A.
Sistemas UK Ltd.	England & Wales	100% Globant España S.A. (sociedad unipersonal)
We Are London Ltd.	England & Wales	100% Globant España S.A. (sociedad unipersonal)
Globant Bel LLC	Belarus	99.99% Globant España S.A. (sociedad unipersonal)
00.01% Software Product Creation S.L.
Small Footprint S.R.L.	Romania	100% Globant España S.A. (sociedad unipersonal)
Globant Germany GmbH	Germany	100% Globant S.A.
Globant India Pvt. Ltd.	India	99.99% Globant España S.A. (sociedad unipersonal)
00.01% Software Product Creation S.L.
Software Product Creation S.L. - Dubai Branch (dormant)	Dubai	Branch of Software Product Creation S.L.
Globant Singapore PTE LTD.	Singapore	100% Globant España S.A. (sociedad unipersonal)
Globant, LLC	USA	100% Globant España S.A. (sociedad unipersonal)
Globant IT Services Corp. (f.k.a. Belatrix Software Inc.)	USA	100% Globant, LLC
Giant Monkey Robot, Inc.	USA	100% Globant España S.A. (sociedad unipersonal)
Grupo Assa Corp.	USA	100% Grupo Assa Worldwide S.A.
Globant Canada Corp.	Canada	100% Globant España S.A. (sociedad unipersonal)
Global Systems Outsourcing S. de R.L. de C.V.	Mexico	99.99% Globant España S.A. (sociedad unipersonal)
00.01% IAFH Global S.A.
Avanxo México S.A.P.I. de C.V.	Mexico	99.99% Avanxo Servicios Informáticos España S.L.
0.01% IAFH Global S.A.
Avanxo Servicios S.A. de C.V.	Mexico	90.00% Avanxo México S.A.P.I. de C.V.
10.00% IAFH Global S.A
Grupo ASSA Mexico Soluciones Informáticas S.A de C.V	Mexico	99.99% Grupo ASSA Worldwide S.A
0.01% Software Product Creation S.L
GASA México Consultoria y Servicios S.A. de C.V	Mexico	99.80% Grupo ASSA Worldwide S.A
0.20% Software Product Creation S.L
Sistemas Colombia S.A.S.	Colombia	99.99% Globant España S.A. (sociedad unipersonal)
00.01% Software Product Creation S.L.
Avanxo Colombia	Colombia	Branch of Avanxo Servicios Informáticos España S.L.
Belatrix Colombia S.A.S.	Colombia	100% Belatrix Global Corporation S.A.
Globant Colombia S.A.S.	Colombia	99.99% Globant España S.A (sociedad unipersonal)
00.01% Software Product Creation S.L.
Grupo Assa Colombia S.A.S.	Colombia	100% Grupo ASSA Worldwide S.A.
Globant Peru S.A.C.	Peru	99.99% Globant España S.A. (sociedad unipersonal)

00.01% Software Product Creation S.L.
Avanxo - Sucursal del Perú	Peru	Branch of Avanxo Servicios Informáticos España S.L.
Belatrix Peru S.A.C.	Peru	95.00% Belatrix Global Corporation S.A.
05.00% Software Product Creation S.L.
Sistemas Globales Chile - Asesorías Ltda.	Chile	95.00% Globant España S.A. (sociedad unipersonal)
05.00% Software Product Creation S.L.
Grupo ASSA Chile S.A.	Chile	99.00% Grupo ASSA Worldwide S.A.
01.00% Software Product Creation S.L.
Xappia SpA	Chile	100% Globant España S.A. (sociedad unipersonal)
Giant Monkey Robot SpA	Chile	100% Giant Monkey Robot, Inc.
Globant Brasil Consultoria Ltda.	Brazil	99.99% Globant España S.A. (sociedad unipersonal)
00.01% Software Product Creation S.L.
Avanxo Brasil Tecnología da Informacao Ltda.	Brazil	99.99% Avanxo Servicios Informáticos España S.L
00.01% Software Product Creation S.L
Orizonta Consultoria de Negocios e Tecnologia Ltda.	Brazil	99.99% Avanxo Brasil Tecnología da Informacao Ltda.
00.01% Software Product Creation S.L
CTN Consultoria Tecnologia e Negocios Ltda.	Brazil	100% Grupo Assa Worldwide S.A
IBS Integrated Business Solutions Consultoria Ltda.	Brazil	100% Grupo Assa Worldwide S.A
Servicios Digitais em Tecnologia da Informacao Ltda.	Brazil	99.00% IBS Integrated Business Solutions Consultoria Ltda.
01.00% CTN Consultoria Tecnologia e Negocios Ltda.
Global Digital Business Solutions em Tecnologia Ltda.	Brazil	99.00% IBS Integrated Business Solutions em Tecnologia Ltda.
01.00% CTN Consultoria Tecnologia e Negocios Ltda.
Sistemas Globales Uruguay S.A.	Uruguay	100% Globant España S.A. (sociedad unipersonal)
Difier S.A.	Uruguay	100% Globant España S.A. (sociedad unipersonal)
IAFH Global S.A.	Argentina	99.99% Globant España S.A. (sociedad unipersonal)
00.01% Software Product Creation S.L.
Sistemas Globales S.A.	Argentina	89.85% Globant España S.A. (sociedad unipersonal)
10.15% Software Product Creation S.L.
Huddle Group S.A.	Argentina	98.60% Globant España S.A. (sociedad unipersonal)
01.40% Software Product Creation S.L.
Globers S.A.	Argentina	95.00% IAFH Global S.A.
05.00% Sistemas Globales S.A.
Dynaflows S.A.	Argentina	94.99% Sistemas Globales S.A.
05.01% Globant España S.A. (sociedad unipersonal)
Globant Ventures S.A.S.	Argentina	100% Sistemas Globales S.A.
Avanxo S.A.	Argentina	99.97% Avanxo Servicios Informáticos España S.L.
00.03% Software Product Creation S.L.
BSF S.A.	Argentina	99.95% Belatrix Global Corporation S.A.
00.05% Software Product Creation S.L.
Xappia S.R.L.	Argentina	95.00% Globant España S.A (sociedad unipersonal)
05.00% Software Product Creation S.L.
Decision Support S.A.	Argentina	98.79% Grupo ASSA Worldwide S.A.
01.21% Software Product Creation S.L.

Banking Solutions S.A.	Argentina	94.48% Grupo ASSA Worldwide S.A.
05.52% Software Product Creation S.L.
Brazilian Technology Partners S.A.	Argentina	94.20% Grupo Assa Worldwide S.A
05.80% Software Product Creation S.L.